CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                                                        SIX MONTHS ENDED
                                                                 YEAR ENDED DECEMBER 31,                    JUNE 30,
                                             -----------------------------------------------------     -----------------
EXCLUDING INTEREST ON DEPOSITS:               1996       1995       1994       1993          1992       1997       1996
                                             ------     ------     ------     ------        ------     ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                 3,435      4,110      5,906      6,324         5,826      1,681      1,760
     INTEREST FACTOR IN RENT EXPENSE            150        140        143        147           162         78         73
                                             ------     ------     ------     ------        ------      -----      -----
        TOTAL FIXED CHARGES                   3,585      4,250      6,049      6,471         5,988      1,759      1,833
                                             ------     ------     ------     ------        ------      -----      -----

INCOME:
     NET INCOME                               3,788      3,464      3,422 (A)  1,919 (B)       722      2,019      1,866
     INCOME TAXES                             2,285      2,121      1,189        941           696      1,211      1,144
     FIXED CHARGES                            3,585      4,250      6,049      6,471         5,988      1,759      1,833
                                             ------     ------     ------     ------        ------      -----      -----
        TOTAL INCOME                          9,658      9,835     10,660      9,331         7,406      4,989      4,843
                                             ======     ======     ======     ======        ======      =====      =====

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS            2.69       2.31       1.76       1.44          1.24       2.84       2.64
                                             ======     ======     ======     ======        ======      =====      =====

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                        12,409     13,012     14,902     16,121        16,327      6,331      6,114
     INTEREST FACTOR IN RENT EXPENSE            150        140        143        147           162         78         73
                                             ------     ------     ------     ------        ------      -----      -----
        TOTAL FIXED CHARGES                  12,559     13,152     15,045     16,268        16,489      6,409      6,187
                                             ------     ------     ------     ------        ------      -----      -----

INCOME:
     NET INCOME                               3,788      3,464      3,422 (A)  1,919 (B)       722      2,019      1,866
     INCOME TAXES                             2,285      2,121      1,189        941           696      1,211      1,144
     FIXED CHARGES                           12,559     13,152     15,045     16,268        16,489      6,409      6,187
                                             ------     ------     ------     ------        ------      -----      -----
        TOTAL INCOME                         18,632     18,737     19,656     19,128        17,907      9,639      9,197
                                             ======     ======     ======     ======        ======      =====      =====

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS            1.48       1.42       1.31       1.18          1.09       1.50       1.49
                                             ======     ======     ======     ======        ======      =====      =====


(A) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING " STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, ""EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT " BENEFITS", OF $(56) MILLION.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, ""ACCOUNTING FOR INCOME TAXES"", OF $300 MILLION.